EXHIBIT 99

For Immediate Release



Thursday, April 8, 2004

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283


Oak Hill Financial Posts Earnings Increase

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings for the three months ended March 31, 2004 of $3,147,000, or $.55 per diluted share, an increase of 10.6% over the $2,846,000, or $.51 per diluted share, in net earnings from operations that the company recorded for the quarter ended March 31, 2003. The first quarter 2003 operating earnings have been adjusted for non-recurring tax savings of $133,000 resulting from a one-time tax savings of $531,000 for the full year 2003.

Oak Hill Financial's total assets increased 14.0% over the prior year, ending the first quarter of 2004 at $955.4 million as compared to $837.9 million at March 31, 2003. Net loans at March 31, 2004 were $829.1 million, up 16.4% from March 31, 2003.

Reviewing the first quarter, Oak Hill Financial President and CEO R. E. Coffman, Jr. said, "Overall, we're pleased with the quarter. In 2002 and 2003, we took advantage of the low rate environment and were very successful in generating revenues from mortgage originations. With the refinancing boom over, we knew that we would be challenged this year to offset the decline in mortgage volume. However, we had good loan growth, particularly for the winter quarter, we were able to maintain the net interest margin at the level we needed, and we kept a lid on operating expenses."

Looking forward, Coffman added, "We remain optimistic that we will achieve our goals for 2004. Loan demand is increasing, credit quality is in line, we're making strides at building our other sources of non-interest income, and the economy in our market areas is picking up. This year will be more a story of net interest income than non-interest income, but we expect the end result to be another good year for the company and its shareholders."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the first quarter was 4.11%, as compared to the 4.17% recorded for the fourth quarter of 2003. The margin was in line with management's expectations and was the result of the company's loan growth and management's ongoing efforts to maintain the yield on earning assets and control liability costs. The company also benefited from continued stabilization of loan rates. Management believes that the margin can be maintained at or near the first quarter level which, coupled with the company's expected growth, will facilitate 2004 earnings within the company's estimated range. In addition, if interest rates begin to rise, the net interest margin should increase.

Operating Expenses & Efficiency - On an operating basis, non-interest expense was 2.73% of average assets for the first quarter of 2004, as compared to 2.97% for the first quarter of 2003. The efficiency ratio for the same periods was 54.8% and

56.4%, respectively. On the expense side, the improvement was attributable to moderating employee health insurance costs and, in general, to the company's expense control efforts, which had a positive impact on a broad range of operating expense categories.

Non-Interest Income - Non-interest income was $2,443,000 in the first quarter, an increase of 1.6% over the first quarter of 2003. Also, non-interest income declined 12.1% from the fourth quarter of 2003, primarily as a result of a substantial increase in amortization of mortgage servicing rights and a decline in gain on sale of loans due to the fall-off in residential mortgage originations. These were offset in part by increases in gain on sale of securities and insurance commissions. Insurance commissions increased 22.5% year-over-year and 15.6% over the fourth quarter of 2003. Revenues of Oak Hill Title Agency, an LLC of which the company owns 49%, were up 111.5% in the first quarter. Also, the company's insurance agency generated new business for group health insurance products and increased its revenues from third-party administration of employee benefit programs.

Asset Quality - At the end of the first quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 0.90% and 0.88%, respectively, a decrease from the 0.99% and 0.93%, respectively, posted at December 31, 2003. The largest of the non-performing loans, which the company has discussed in previous releases, represents 0.13% of the nonperforming loan ratio. Another non-performing loan, also discussed in earlier releases, contributes 0.09% to the nonperforming loan ratio. The remaining nonperforming loans are a mix of commercial real estate, commercial, residential real estate, and consumer loans. The largest of these represents less than 0.06% of the nonperforming loan ratio. The loss on all nonperforming loans combined is not expected to exceed $850,000.

In the company's fourth quarter 2003 earnings announcement, a large lending relationship for which the company had started foreclosure proceedings was reviewed. Management is very pleased to report that this situation was successfully resolved during the first quarter. The borrower receiving a substantial infusion of capital from private investors and the company's risk exposure was significantly reduced. All loans in this relationship are now current and paying as agreed, and no further issues are anticipated.

Net charge-offs (non-annualized) for the first quarter were 0.04% of loans, with an annualized rate of 0.17%. Both are essentially unchanged from the fourth quarter of 2003 and consistent with management's objective of maintaining net charge-offs in the 0.20% range for the full year 2004.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans, and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management continues to believe that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and diversification of non-interest revenues are also major elements in the company's strategy. With respect to non-interest income opportunities, management believes that the recent legislative resolution of the issues concerning the SBA 7(a) loan program will greatly benefit the company's efforts as it aggressively pursues SBA loans. The company currently has several of these loans in its pipeline.

Asset/Loan Growth - The company's total assets grew at a 7.4% annual rate during the first quarter. Loans increased at an annualized 9.0%, with commercial loans, construction loans, and home equity lines of credit the primary contributors to the quarter's growth. Management believes that these results bode well for the remainder of the year. While the company has an objective of 13% loan growth for 2004, the bulk of the company's growth traditionally comes in the second through fourth quarters (for example, the company had 5.8% annualized loan growth in the first quarter of 2003 and ultimately posted a

15.5% increase in loans by year-end). Moving into the second quarter, the company's loan pipeline is growing, and there are strong indications that loan demand is accelerating, particularly in the commercial area. Therefore, management believes that the 13% growth target will be achieved. However, management also remains committed that loan growth will not come at the expense of credit quality or the company's earnings objectives.

Expansion - During the first quarter, the company's Oak Hill Banks subsidiary opened a full-service branch in Centerville, Ohio, a suburb of Dayton. The new branch incorporates the operations of the highly successful loan production office that the bank opened in Centerville in 2002. In addition, the bank has a branch office under construction in the Columbus suburb of Grove City, which is expected to be opened by the end of the second quarter. Also during the second quarter, the bank will begin construction of a branch in Chillicothe, Ohio. This will be the company's third banking office in Chillicothe and its fourth in Ross County, which is contiguous to the company's home county of Jackson.

Estimate - The company is reiterating its previously released estimate that earnings per share from operations for the full year 2004 will be in the range of $2.26 to $2.38 per share. Management has developed several possible scenarios under which the earnings estimate can be achieved and believes it is attainable under both moderate and high-growth scenarios.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks and Action Finance Company, operate 26 full-service banking offices, five bank loan production offices, and six consumer finance offices in 15 counties across southern and central Ohio. A third subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to private and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release



                                                           At or For the
                                                         Three Months Ended
                                                               March 31,
(In thousands)                                           2004             2003
--------------------------------------------------------------------------------

SUMMARY OF FINANCIAL CONDITION

Total assets                                           $955,413         $837,864
Interest-bearing deposits and federal funds sold          1,250            1,365
Investment securities                                    81,416           81,575
Loans receivable - net                                  829,089          712,093
Deposits                                                772,498          662,552
Federal Home Loan Bank advances and other borrowings     99,952          101,830
Stockholders' equity                                     79,791           70,529



     The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.



                                                               At or For the
                                                            Three Months Ended
                                                                  March 31,
(In thousands, except share data)                             2004        2003
--------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)                                   $  3,147    $  2,979

Non-recurring items, net of tax:
     Reduction in tax expense                                    --        (133)
--------------------------------------------------------------------------------
Net earnings from operations                               $  3,147    $  2,846

--------------------------------------------------------------------------------

Diluted earnings per share (U.S. GAAP)                     $   0.55    $   0.54

Non-recurring items, net of tax:
     Reduction in tax expense                                    --       (0.03)
--------------------------------------------------------------------------------
Diluted earnings per share from operations                 $   0.55    $   0.51
--------------------------------------------------------------------------------

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release




                                                                               At or For the
                                                                            Three Months Ended
                                                                                  March 31,
(In thousands, except share data)                                            2004          2003
-------------------------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest expense (U.S. GAAP)                                           $ 6,424       $ 5,903

Non-recurring items:
     Reduction in tax expense                                                  203
-------------------------------------------------------------------------------------------------
Non-interest expense from operations                                       $ 6,424       $ 6,106
-------------------------------------------------------------------------------------------------





SUMMARY OF OPERATIONS (1)

Interest income                                                            $14,188       $13,740
Interest expense                                                             4,910         5,320
-------------------------------------------------------------------------------------------------
     Net interest income                                                     9,278         8,420
Provision for losses on loans                                                  575           509
-------------------------------------------------------------------------------------------------
     Net interest income after provision for losses on loans                 8,703         7,911
Gain on sale of loans                                                          295           926
Insurance commissions                                                          828           676
Other non-interest income                                                    1,320           802
General, administrative and other expense                                    6,424         6,106
-------------------------------------------------------------------------------------------------
     Earnings before federal income taxes                                    4,722         4,209
Federal income taxes                                                         1,575         1,363
-------------------------------------------------------------------------------------------------
Net earnings from operations                                               $ 3,147       $ 2,846
-------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(4)

Diluted earnings per share (3)                                             $  0.55       $  0.51
-------------------------------------------------------------------------------------------------
Return on average assets                                                      1.34%         1.38%
Return on average equity                                                     15.62%        16.75%
Non-interest expense to average assets                                        2.73%         2.97%
Efficiency ratio                                                             54.80%        56.40%











Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release




                                                                    At or For the
                                                                   Three Months Ended
(In thousands, except share data)                                   2004           2003
-------------------------------------------------------------------------------------------

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (2)                                     $      0.56    $     0.55
-------------------------------------------------------------------------------------------
Diluted earnings per share (3)                                   $      0.55    $     0.54
-------------------------------------------------------------------------------------------
Dividends per share                                              $      0.15    $     0.13
-------------------------------------------------------------------------------------------
Book value per share                                             $     14.46    $    12.94
-------------------------------------------------------------------------------------------


OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (4)

Return on average assets                                                1.34%         1.45%
Return on average equity                                               15.62%        17.53%
Non-interest expense to average assets                                  2.73%         2.87%
Net interest margin (fully-taxable equivalent)                          4.11%         4.30%
Total allowance for losses on loans to non-performing loans           146.36%       124.53%
Total allowance for losses on loans to total loans                      1.32%         1.30%
Non-performing loans to total loans                                     0.90%         1.05%
Non-performing assets to total assets                                   0.88%         0.93%
Net charge-offs to average loans (actual for the period)                0.04%         0.03%
Net charge-offs to average loans (annualized)                           0.17%         0.14%
Equity to assets at period end                                          8.35%         8.42%
Efficiency ratio                                                       54.80%        54.53%
-------------------------------------------------------------------------------------------


(1) Includes $202,500, pre-tax reduction in tax expense for the three months ended March 31, 2003 resulting from a one-time pre-tax savings of $810,000 for 2003.
(2) Based on 5,582,171 and 5,421,597 weighted-average shares outstanding for the three months ended March 31, 2004 and 2003, respectively.
(3) Based on 5,737,110 and 5,564,562 weighted-average shares outstanding for the three months ended March 31, 2004 and 2003, respectively.
(4)  Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release




                                                            At or For the
                                                          Three Months Ended
                                                                 March 31,
(In thousands, except share data)                           2004          2003
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                  18,006         21,066
Trading account securities
Securities available for sale                              77,762         77,903
Securities held to maturity                                 3,654          3,672
Other securities                                            6,058          5,821
Total securities                                           87,474         87,396
Total cash and securities                                 105,480        108,462
Loans and leases held for investment (1)                  836,009        716,390
Loans and leases held for sale (1)                          1,140          3,061
Total loans and leases (1)                                837,149        719,451
Allowance for losses on loans                              11,061          9,409
Goodwill                                                      413            413
Other intangible assets
Total intangible assets                                       413            413
Mortgage servicing rights                                   3,001          2,051
Purchased credit card relationships
Other real estate owned                                       885            278
Other assets                                               19,546         16,618
Total assets                                              955,413        837,864


BALANCE SHEET - LIABILITIES

Deposits                                                  772,498        662,552
Borrowings                                                 94,952         96,830
Other liabilities                                           3,164          2,945
Total liabilities                                         870,614        762,327
Redeemable preferred stock
Trust preferred securities                                  5,000          5,000
Minority interests                                              8              8
Other mezzanine level items
Total mezzanine level items                                 5,008          5,008
Total liabilities and mezzanine level items               875,622        767,335


BALANCE SHEET - EQUITY

Preferred equity
Common equity                                              79,791         70,529
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                         1,133          1,235
End of period shares outstanding (2)                    5,519,147      5,451,841
Options outstanding                                       490,700        631,367
Treasury shares held by the Company                       134,936        142,387
--------------------------------------------------------------------------------

(1)  Data is net of unearned interest, gross of allowance for losses on loans
(2)  Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release




                                                            At or For the
                                                          Three Months Ended
                                                              March 31,
(In thousands, except share data)                      2004                2003
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?                               Yes                  No
Number of shares to be repurchased in plan           300,000
Number of shares repurchased during the period       134,936                 N/A
Average price of repurchased shares                  $ 32.38                 N/A


INCOME STATEMENT

Interest income                                       14,188              13,740
Interest expense                                       4,910               5,320
Net interest income                                    9,278               8,420
Net interest income (fully-taxable equivalent)         9,404               8,554
Provision for losses on loans                            575                 509
Non-recurring income                                      --                  --
Trading account income                                    --                  --
Foreign exchange income                                   --                  --
Trust income                                              --                  --
Insurance commissions                                    828                 676
Service charges on deposits                              818                 477
Gain on sale of loans                                    295                 926
Gain on investment securities transactions               134                 122
Other non-interest income                                368                 203
Total non-interest income                              2,443               2,404
Employee compensation and benefits                     3,440               3,555
Occupancy and equipment expense                          833                 761
Foreclosed property expense                               --                  --
Amortization of intangibles                               --                  --
Other general, administrative and other expense        2,151               1,588
Total non-interest expenses                            6,424               5,904
Net income before taxes                                4,722               4,411
Federal income taxes                                   1,575               1,432
Net income before extraordinary items                  3,147               2,979
Extraordinary items                                       --                  --
Net income                                             3,147               2,979


CHARGE-OFFS

Loan charge-offs                                         495                 381
Recoveries on loans                                      145                 139
Net loan charge-offs                                     350                 242


AVERAGE BALANCE SHEET

Average loans and leases                             829,242             715,074
Average other earning assets                          90,571              92,295

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release



                                                            At or For the
                                                          Three Months Ended
                                                               March 31,
(In thousands, except share data)                        2004            2003
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets                            919,813         807,369
Average total assets                                    947,964         833,522
Average non-interest bearing deposits                    65,207          58,683
Average total time deposits                             481,437         416,925
Average other interest-bearing deposits                 192,883         182,036
Average total interest-bearing deposits                 674,320         598,961
Average borrowings                                      124,295         103,894
Average interest-bearing liabilities                    798,615         702,855
Average preferred equity
Average common equity                                    81,023          68,908


ASSET QUALITY AND OTHER DATA

Non-accrual loans                                         6,930           6,923
Renegotiated loans
Loans 90+ days past due and still accruing                  628             632
Total non-performing loans                                7,558           7,555
Other real estate owned                                     885             278
Total non-performing assets                               8,443           7,833


ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others         254,791         208,902
Proprietary mutual fund balances
Fair value of securities held to maturity                 3,655           3,572
Full-time equivalent employees                              355             329
Total number of full-service banking offices                 26              24
Total number of bank and thrift subsidiaries                  1               1
Total number of ATMs                                         30              27


LOANS RECEIVABLE

1 - 4 family residential                                175,283         176,670
Home equity                                              35,956          26,142
Multi-family residential                                 23,773          37,167
Commercial real estate                                  318,601         235,825
Construction and land development                        60,232          39,008
Commercial and other                                    147,994         133,422
Consumer                                                 75,167          71,416
Credit cards                                              1,582           1,371
--------------------------------------------------------------------------------
      Loans receivable - gross                          838,588         721,021
Unearned interest                                        (1,439)         (1,571)
--------------------------------------------------------------------------------
      Loans receivable - net of unearned interest       837,149         719,450
Allowance for losses on loans                           (11,061)         (9,409)
--------------------------------------------------------------------------------
      Loans receivable - net (1)                        826,088         710,041
--------------------------------------------------------------------------------
(1) Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 8, 2004 Press Release




                                                                   At or For the
                                                                Three Months Ended

                                                                    March 31,
(In thousands, except share data)                              2004          2003
-----------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
     Non-interest bearing                                     70,221        62,641
     Interest-bearing                                         78,560        61,672
Savings accounts                                              49,632        45,571
Money market deposit accounts                                 77,610        80,894
Other core interest-bearing                                  333,412       315,276
-----------------------------------------------------------------------------------
          Total core deposit accounts                        609,435       566,054
Non-core interest-bearing                                    163,063        96,498
-----------------------------------------------------------------------------------
      Total deposits                                         772,498       662,552
-----------------------------------------------------------------------------------

Yield/average earning assets (fully-taxable equivalent)         6.26%         6.97%
Cost/average earning assets                                     2.15%         2.67%
-----------------------------------------------------------------------------------
      Net interest income (fully-taxable equivalent)            4.11%         4.30%
-----------------------------------------------------------------------------------